Exhibit 10.26.7
New York, New York
As of October 27, 2011

GUARANTY OF PAYMENT
FOR VALUE RECEIVED, and to induce WELLS FARGO BANK, N.A., as trustee for Bear Stearns Commercial Mortgage Securities Trust 2007-BBA8 Commercial Mortgage Pass-Through Certificates Series 2007-BBA8, for itself and as Servicing Lender pursuant to Intercreditor and Servicing Agreement dated November 10, 2006 (together with its successors and/or assigns, “Lender” or “Note A-1 Holder”) and the other Noteholders (as defined in the Modification Agreement (defined below)) to modify and extend that certain Loan made to FELCOR/JPM HOTELS, L.L.C., a Delaware limited liability company (“Hotels”), having an address at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, DJONT/JPM LEASING, L.L.C., a Delaware limited liability company (“Leasing”; Hotels and Leasing, individually and/or collectively, as the context may require, “Borrower”), having an address at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, in the original principal sum of TWO HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($250,000,000.00) (the “Loan”), advanced pursuant to that certain Loan Agreement, dated as of November 10, 2006 between Borrower and Bank of America, N.A. (“Original Lender”), as amended by that certain First Amendment to Loan Agreement and Other Loan Documents, dated as of January 31, 2007 (the “First Amendment”) and that certain Second Amendment to Loan Agreement and Other Loan Documents, dated as of the date hereof (the “Modification Agreement”) (as the same may be further amended, renewed, modified, extended, replaced or supplemented from time to time, collectively, the “Loan Agreement”), and evidenced by the Note (as defined in the Loan Agreement) and the other Loan Documents (as defined in the Loan Agreement), FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership (“Guarantor”), having its principal place of business at c/o Felcor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, hereby absolutely and unconditionally guarantee to Lender and the other Noteholders the prompt and unconditional payment of the Guaranteed Obligations (as hereinafter defined).
All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.
It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, or the other Loan Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.
The term “Debt” as used in this Guaranty of Payment (this “Guaranty”) shall mean the principal sum evidenced by the Note and secured by the Security Instruments, or so much thereof as may be outstanding from time to time, together with interest thereon at the rate of interest specified in the Note, and all other sums other than principal or interest which may or shall become due and payable pursuant to the provisions of the Note, the Loan Agreement, or the other Loan Documents. Guarantor acknowledges and agrees that it shall be Guarantor's responsibility to be informed of any amendment, waiver or other modification of the Loan Documents.

The term “Guaranteed Obligations” as used in this Guaranty shall mean all obligations and liabilities of Borrower to Lender for the payment of all NCF Payments (as defined in the Modification Agreement) and all NCF Error Payments (as defined in the Modification Agreement).
Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Debt. Until payment in full of the Debt (and including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Code and the regulations adopted and promulgated pursuant thereto, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt, and until so delivered, shall be held in trust for Lender as security for the Debt.
Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all expenses (including counsel fees and disbursements) incurred by Lender in connection with the collection of the Guaranteed Recourse Obligations of Borrower or any portion thereof or with the enforcement of this Guaranty.
Subject to the terms of the Loan Agreement, all monies available to Lender for application in payment or reduction of the Debt may be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Debt as Lender may elect.
Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to either the Note, the Loan Agreement, or the other Loan Documents, against any person obligated thereunder or the Properties covered under the Loan Agreement, or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release of any of the Properties covered under the Loan Agreement or other collateral for the Loan, or (d) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Loan Agreement or the other Loan Documents, or the death of any Guarantor, or (0 by reason of any transfer or assignment of the Loan by Lender or (g) by reason of any payment made on the Debt or any other indebtedness arising under the Note, the Loan Agreement, or the other Loan Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Loan Agreement, or the other Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.
Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Loan Agreement, the Security Instrument or the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure any Property covered under the Loan Agreement, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.
As a further inducement to Lender to modify and extend the Loan and in consideration thereof, Guarantor further covenants and agrees (a) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (b) that the Supreme Court of the State of New York for the County of New York, or, in a case involving diversity of citizenship, the United States District Court for the Southern District of New York, shall have exclusive jurisdiction of any such action or proceeding, and (c) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to Guarantor at Guarantor's address set forth above, Guarantor waiving personal service thereof. Borrower irrevocably consents to service of process as set forth above and agrees that such service of process shall have the same force and effect as if served personally upon Borrower within the State. Further, Borrower acknowledges and agrees that Borrower shall not contest the validity or legality of service of process upon Borrower in accordance with the foregoing in any legal proceeding. Nothing in this Guaranty will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.
This is a guaranty of payment and not of collection and upon any default of Borrower under the Note, the Loan Agreement, or the other Loan Documents, Lender may, at its option, proceed directly and at once, without notice to Borrower, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan. Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.
Guarantor shall be liable for the payments of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever (including, without limitation, any balance of any deposit account or credit on the books of Lender in favor of Borrower, Guarantor or any other Person).
All notices required or permitted hereunder shall be given and shall become effective as provided in the Loan Agreement. Notices to Guarantor shall be addressed as follows:
c/o FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062
Attention: General Counsel
Facsimile No.: (972) 444-4949

With a copy to:	Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, TX 75201-4675
Attention: Robert W. Dockery, Esq.
Facsimile No.: (214) 969-4343

Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.
All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

This Guaranty is for the benefit of Lender and the other Noteholders and each of their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.
If Guarantor is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Guarantor,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Guarantor is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Guarantor” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Guarantor is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Guarantor” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, each Security Instrument or any other Loan Document.)
Guarantor (and its representative, executing below, if any) hereby represent and warrant to Lender and the other Noteholders that :
(a)    Guarantor has full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty and the Loan Documents to which Guarantor is a party constitute valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights, or by the application of rules of equity.
(b)    The execution, delivery and performance by Guarantor of each of the Loan Documents to which Guarantor is a party do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor is bound.
(c)    The financial statements of Guarantor previously delivered by Guarantor to Lender: (i) are complete and correct, (ii) present fairly the financial condition of such party and (iii) have been prepared in accordance with the same accounting standard used by Borrower to prepare the financial statements delivered to and approved by Lender in connection with the modification of the Loan. Since the date of such financial statements, there has been no material adverse change in such financial condition, except as previously disclosed in writing by Guarantor to Lender and approved in writing by Lender.
(d)    All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.
Guarantor shall promptly notify Lender in writing of any litigation pending or threatened against Guarantor which, if determined against Guarantor, would reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Guarantor.
So long as the Loan or any other obligation guaranteed hereby remains outstanding (other than, following the termination of the Loan Agreement and all other Loan Documents, contingent indemnification obligations as to which no claim has been made), Guarantor shall provide to Lender (i) within ninety (90) days after the end of each fiscal year, (A) financial statements of Guarantor covering the corresponding period then ended including a balance sheet, and an income and expenses statement, (B) a statement of cash flow and (C) a statement of change in financial position, prepared by a Responsible Officer of Guarantor, each of such statements delivered pursuant to this clause (i) shall be certified as being true and correct by a Responsible Officer of Guarantor and (ii) such other information reasonably requested by Lender and reasonably available to Guarantor. Guarantor agrees that all financial statements to be delivered to Lender pursuant to this paragraph shall: (i) be complete and correct in all material respects; (ii) present fairly and accurately the financial condition of Guarantor; (iii) disclose all liabilities that are required to be reflected or reserved against; and (iv) be prepared (A) in hardcopy and electronic formats, (B) if contained in a consolidated financial statement of its affiliates, in a manner that will not be costly or difficult to segregate, ascertain or identify its individual financial statements from the statements of such other affiliate(s) and (C) in accordance with the same accounting standard used by Guarantor to prepare the financial statements delivered to and approved by Lender in connection with the modification of the Loan. Guarantor shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition since the date of such financial statement except as disclosed by Guarantor in a writing delivered to Lender. Guarantor agrees that all financial statements shall not contain any misrepresentation or omission of a material fact which would make such financial statements inaccurate, incomplete or otherwise misleading in any material respect. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, so long as Guarantor's financial statements required to be delivered hereunder are made publicly available and comply with all applicable reporting requirements of the Securities Exchange Commission and other applicable Legal Requirements (including, without limitation, the filing of Form 10-K and Form 10-Q reports), and (iii) makes its balance sheet and cash flow statements and income and expense statements available at www.felcor.com (or such other publicly available website provided to Lender), Guarantor shall not be required to deliver the financial statements required above.

Guarantor agrees that all financial statements so posted shall: (i) be complete and correct in all material respects; (ii) present fairly and accurately the financial condition of Guarantor; (iii) disclose all liabilities that are required to be reflected or reserved against; and (iv) be prepared in accordance with the same accounting standard used by Guarantor to prepare the financial statements delivered to and approved by Lender in connection with the modification of the Loan.
This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
This Guaranty shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with and are relying (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York.
California State-Specific Waiver. In the event of any inconsistencies between the terms and conditions that follow and the other terms and conditions of this Guaranty, the following terms and conditions shall control and be binding. Guarantor hereby waives:
(a)    Presentment, demand, protest, notice of protests, notice of dishonor and notices of non-payment and notice of acceptance of this Guaranty;
(b)    The right, if any, to the benefit of or to direct the application of, any security held by Lender, including the Property; and all rights of subrogation, any right to enforce any remedy which Guarantor now has or hereafter may have against Borrower and any right to participate in any security now or hereafter held by Lender;
(c)    The right to require Lender to proceed against Borrower or to proceed against any security now or hereafter held by Lender or to pursue any other remedy in Lender's power;
(d)    The benefits, if Guarantor is entitled to any benefits, of any single-action legislation or of any or all anti-deficiency statutes or regulations or judicial interpretations thereof, including, but not limited to, any protection which may be afforded Guarantor by California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and any amendments or modifications thereto. Guarantor understands and agrees that by waiving the anti-deficiency protections referred to herein, Guarantor can be held liable for a deficiency judgment following a non-judicial foreclosure sale (including a non-judicial foreclosure sale of a purchase money obligation) even if the price paid for the Property at the non-judicial foreclosure sale is less than the fair value of the Property; and Guarantor further understands and agrees that Guarantor is waiving its defense that the price paid for the Property at a judicial foreclosure sale may not be equal to the fair value of the Property; and Guarantor further understands and agrees that by Guarantor waiving its right to a fair value hearing following the foreclosure sale that the Lender can seek a deficiency against Guarantor up to the entire amount of the sums guaranteed hereby less the amount paid for the Property at the non-judicial or judicial foreclosure sale;
(e)    Any right of subrogation which Guarantor may have under California law to seek reimbursement from Borrower of any sums paid by Guarantor to Lender pursuant to this Guaranty until the prior full and indefeasible repayment of the Loan in accordance with the Loan Documents;
(f)    Any estoppel defense arising out of Section 580d of the California Code of Civil Procedure;
(g)    Any defense arising out of absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or against any security resulting from the exercise or election of any remedies by Lender, including the exercise of the power of sale under the Mortgage, and any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause, of the liability of Borrower;
(h)    The benefit of or right to assert any statue of limitations affecting Guarantor's liability hereunder or the enforcement thereof, including but not limited to the provisions of California Code of Civil Procedure Sections 580a and 726 that require that any action for a deficiency be brought within three months after a foreclosure under the Mortgage. Any partial payment by Borrower or other circumstances which operate to toll any statute of limitations as to Borrower shall also operate to toll the statute of limitations as to Guarantor;
(i)    Any defense based upon any change in name, location, composition or structure of Borrower, or any change in the type of business conducted by Borrower, or any other change in the identity or legal status of Borrower;
(j)    Any defense based upon the failure (if any) of Lender to (i) obtain a similar guaranty from any other person or entity, or (ii) file a creditor's claim in the estate (in administration, bankruptcy or any other proceeding) of any person;
(k)    Any rights which Guarantor may have under California Civil Code Sections 2809, 2810, 2819, 2822(a), 2845, 2849, 2850, 2899 and 3433; and

(1) Without limiting the foregoing, Guarantor waives all rights and defenses that Guarantor may have because the Borrower's debt is secured by real property. This means, among other things:

(i)	Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower.

(ii)	If Lender forecloses on any real property collateral pledged by the Borrower:
(A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)	Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Borrower's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty of Payment as of the date first above set forth.

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	FelCor Lodging Trust Incorporated, a Maryland corporation, its general partner

	By:	/s/Michael Hughes
		Name:	Michael Hughes
		Title:	Vice President